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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2002

INVITROGEN CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-25317 (Commission File No.)	33-0373077 (IRS Employer Identification No.)
1600 Faraday Avenue, Carlsbad, CA (Address of principal executive offices)		92008 (Zip Code)

Registrant's telephone number, including area code: (760) 603-7200

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        Effective April 5, 2002, Invitrogen Corporation (the "Company"), a Delaware corporation, terminated the engagement of Arthur Andersen LLP as its independent auditor. The decision to terminate the engagement of Arthur Andersen was recommended by the Company's Audit Committee and approved by its Board of Directors.

        Arthur Andersen's report on the financial statements of the Company for each of the years ended December 31, 2000, and December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2000, and December 31, 2001, and the interim period between December 31, 2001, and April 5, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the years ended December 31, 2000, and December 31, 2001, and the interim period between December 31, 2001, and April 5, 2002, there were no reportable events (as defined in Item 304(a) (1) (v) of Regulation S-K promulgated by the Securities and Exchange Commission). A letter from Arthur Andersen is attached as Exhibit 16.1 to this Report.

        The Company has engaged Ernst & Young LLP as its new independent auditor, effective April 5, 2002. During the years ended December 31, 2000, and December 31, 2001, and the interim period between December 31, 2001, and March 13, 2002, the Company did not consult with Ernst & Young regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements or (iii) any matter that was either the subject of a disagreement (as described above) or a reportable event.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.
99.1	Press Release, dated April 8, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation
Date: April 8, 2002	By:	/s/ JOHN A. COTTINGHAM John A. Cottingham Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant
99.1	Press Release, dated April 8, 2002

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SIGNATURES
EXHIBIT INDEX